Exhibit 99.2

 ANGIODYNAMICS  Fourth Quarter 2021 Earnings PresentationJuly 13, 2021  1

 2  Forward-Looking Statement  Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics’ expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2020. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported adjusted EBITDA (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

Corporate Developments – Q4 Highlights



- Continued focused investment in our 3 key technology platforms: Auryon, AngioVac & NanoKnife
    - YOY comparisons are significantly impacted by the COVID-19 global pandemic
    - Procedural volumes continued to rebound in Q4
    - AngioVac cases continued their sequential quarterly growth



- 108% growth in AngioVac YOY
- $4.6 million in Auryon sales
- NanoKnife disposable growth: US 69% YOY; worldwide growth of 42% YOY

- NanoKnife DIRECT study: 26 active sites
- Encouraged by the overall execution of the study in the current environment

- Received FDA clearance for the AlphaVac Mechanical Thrombectomy System subsequent to quarter end
- Received approval for NanoKnife prostate IDE (PRESERVE) subsequent to quarter end

- Completed enrollment of PATHFINDER 1 pilot registry
- Shifting our focus to the pivotal study phase



- $14.0 million write-off of the OARtrac intangible assets

- Reduced debt outstanding under the revolver to $20.0 million as of May 31, 2021

FY22 Guidance

Revenue	Gross Margin	Adjusted EPS
$305 - $310 million	~55%	$0.00 - $0.05

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 Fourth Quarter and FY2021 Highlights  $ in thousands (except per share data)  Q4 FY2021  Q4 FY2020  YOY Change  Revenue  $76,842  $58,332  31.7%  Gross Margin  55.1%  51.8%  330 bps  Net Loss  ($19,468)  ($157,067)  $137,599  GAAP EPS  ($0.51)  ($4.13)  $3.62  Adjusted EPS  $0.00  ($0.06)  $0.06  Adjusted EBITDA  $4,512  $553  $3,959  Financial Performance  Endovascular Therapies (formerly VIT)  Q4 FY2021  FY2021  AngioVac®  108%  47%  Auryon  NA*  NA*  Thrombolytic  (36%)  (11%)  Core Peripheral  47%  9%  Venous Insufficiency  85%  0%  Product Family Sales Growth Over Prior Year Periods  Vascular Access  Q4 FY2021  FY2021  Midlines  (2%)  28%  C3  110%  NA**  PICCs  (10%)  8%  Ports  26%  5%  Dialysis  (3%)  1%  Oncology  Q4 FY2021  FY2021  NanoKnife® Capital  (77%)  (48%)  NanoKnife® Disposables  42%  13%  Solero® Microwave  38%  11%  BioSentry  93%  38%  Alatus and IsoLoc Balloons  6%  (18%)  RadioFrequency Ablation  (10%)  (21%)  * The Auryon full market launch took place in the second quarter of fiscal year 2021.** The C3 Wave acquisition took place in December 2019.  4

 Fourth Quarter and FY2021 Highlights  Sales Growth Over Prior Year Periods – Additional Detail  Med Tech  Q4 FY2021  FY2021  Auryon  NA**  NA**  Mechanical Thrombectomy*  62%  32%  NanoKnife® Disposables  42%  13%  NanoKnife® Capital  (77%)  (48%)  Med Device  Q4 FY2021  FY2021  Solero® Microwave  38%  11%  BioSentry  93%  38%  Core Peripheral  47%  9%  Venous Insufficiency  85%  0%  Alatus and IsoLoc Balloons  6%  (18%)  RadioFrequency Ablation  (10%)  (21%)  Midlines  (2%)  28%  C3  110%  NA***  PICCs  (10%)  8%  Ports  26%  5%  Dialysis  (3%)  1%  * Mechanical Thrombectomy comprises AngioVac and Thrombolytics.** The Auryon full market launch took place in the second quarter of fiscal year 2021.*** The C3 Wave acquisition took place in December 2019.  5

Fourth Quarter and FY2021 Results (unaudited)

$ in thousands (except per share data)	Q4 FY2021	Q4 FY2020	Change	FY2021	FY2020	Change
Revenue	**$76,842**	**$58,332**	**31.7%**	**$291,010**	**$264,157**	**10.2%**
Endovascular Therapies (formerly VIT)	$38,071	$22,090	72.3%	$135,079	$112,706	19.9%
Vascular Access	$24,462	$23,714	3.2%	$101,310	$94,299	7.4%
Oncology	$14,309	$12,528	14.2%	$54,621	$57,152	(4.4%)
United States	$63,597	$44,599	42.6%	$237,043	$207,980	14.0%
International	$13,245	$13,733	(3.6%)	$53,967	$56,177	(3.9%)
Net Loss*	**($19,468)**	**($157,067)**	**$137,599**	**($31,548)**	**($166,787)**	**$135,239**
Non-GAAP Adjusted Net Income (Loss)	($67)	($2,147)	$2,080	$1,852	$3,540	($1,688)
GAAP EPS*	**($0.51)**	**($4.13)**	**$3.62**	**($0.82)**	**($4.39)**	**$3.57**
Non-GAAP Adjusted EPS	$0.00	($0.06)	$0.06	$0.05	$0.09	($0.04)
Gross Margin	**55.1%**	**51.8%**	**330 bps**	**53.9%**	**56.9%**	**(300 bps)**
Adjusted EBITDA	**$4,512**	**$553**	**$3,959**	**$19,516**	**$18,033**	**$1,483**

* Current year Net Loss and GAAP EPS include a $14.0 million write-off of OARtrac intangible assets and prior year Net Loss and GAAP EPS include a $158.6 million goodwill impairment charge.

$ in thousands	Q4 FY2021	Q4 FY2020	Change
Cash	$48,161	$54,435	($6,274)
Debt	$20,000	$40,000	($20,000)
Net Cash	**$28,161**	**$14,435**	**$13,726**

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 GAAP to Non-GAAP Reconciliation  7

Reconciliation of GAAP to Non-GAAP Net Income and EPS

(in thousands, except per share data)	Three Months Ended		Twelve Months Ended	
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
	(unaudited)		(unaudited)	
Net loss	$ (19,468)	$ (157,067)	$ (31,548)	$ (166,787)
Amortization of intangibles	4,298	4,704	18,136	18,121
Goodwill impairment	—	158,578	—	158,578
Change in fair value of contingent consideration	379	(11,647)	89	(11,531)
Dosimetry inventory write-off (1)	—	958	—	958
Acquisition, restructuring and other items, net (2)	17,175	1,528	20,232	6,014
Write-off of deferred financing fees (3)	—	—	—	593
Tax effect of non-GAAP items (4)	(2,451)	799	(5,057)	(2,406)
Adjusted net income (loss)	$ (67)	$ (2,147)	$ 1,852	$ 3,540

	Three Months Ended		Twelve Months Ended	
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
	(unaudited)		(unaudited)	
Diluted loss per share	$ (0.51)	$ (4.13)	$ (0.82)	$ (4.39)
Amortization of intangibles	0.11	0.12	0.47	0.48
Goodwill impairment	—	4.17	—	4.16
Change in fair value of contingent consideration	0.01	(0.31)	—	(0.30)
Dosimetry inventory write-off (1)	—	0.03	—	0.03
Acquisition, restructuring and other items, net (2)	0.45	0.04	0.53	0.16
Write-off of deferred financing fees (3)	—	—	—	0.02
Tax effect of non-GAAP items (4)	(0.06)	0.02	(0.13)	(0.07)
Adjusted diluted earnings (loss) per share	$ —	$ (0.06)	$ 0.05	$ 0.09
Adjusted diluted sharecount (5)	38,525	38,072	39,110	38,105

(1) Write-off of raw materials and existing dosimetry inventory associated with OARtrac that was purchased pursuant to the Company's acquisition of RadiaDyne. These inventory items were deemed unmarketable absent subsequent design and development activities.
(2) Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items. Fiscal year 2021 results include a $14.0 million write-off of OARtrac intangible assets.
(3) Deferred financing fees related to the old credit agreement were written off during the second quarter of fiscal year 2020.
(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended May 31, 2021 and May 31, 2020.
(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

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Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)	Three Months Ended		Twelve Months Ended	
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
	(unaudited)		(unaudited)	
Net loss	$ (19,468)	$ (157,067)	$ (31,548)	$ (166,787)
Income tax expense (benefit)	(2,471)	158	(4,504)	(1,348)
Interest expense, net	185	235	861	907
Depreciation and amortization	6,485	6,216	25,761	23,650
Goodwill impairment	—	158,578	—	158,578
Change in fair value of contingent consideration	379	(11,647)	89	(11,531)
Stock based compensation	2,227	1,594	8,625	7,592
Dosimetry inventory write-off (1)	—	958	—	958
Acquisition, restructuring and other items, net (2)	17,175	1,528	20,232	6,014
Adjusted EBITDA	$ 4,512	$ 553	$ 19,516	$ 18,033

(1) Write-off of raw materials and existing dosimetry inventory associated with OARtrac that was purchased pursuant to the Company's acquisition of RadiaDyne. These inventory items were deemed unmarketable absent subsequent design and development activities.
(2) Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items. Fiscal year 2021 results include a $14.0 million write-off of OARtrac intangible assets.

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